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                                                                    EXHIBIT 23.8


                        INDEPENDENT AUDITORS' CONSENT
                        -----------------------------

To the Board of Directors of PetroFina S.A.

We consent to the incorporation by reference in the registration statement on Form F-4 of PetroFina S.A. of our report dated January 26, 1998, except as to the third paragraph of note 1(a), which is as February 17, 1998, with respect to the consolidated balance sheets of FINA, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997 and related financial statement schedule, which report appears in the December 31, 1997 annual report on Form 10-K of FINA, Inc.

                                        /s/ KPMG PEAT MARWICK LLP
                                       ---------------------------------
                                            KPMG Peat Marwick LLP

Dallas, Texas
May 14, 1998